Exhibit 10.4
Mobility Global Inc.
RESTRICTED STOCK UNIT AWARD AGREEMENT
(For Non-Employee Directors)
This Restricted Stock Unit Award Agreement (“Agreement”) is entered into by and between
Mobility Global Inc. (the “Company”) and the participant whose name appears below (the
“Participant”) in order to set forth the terms and conditions of Restricted Stock Units (the
“RSUs”) granted to the Participant under the Mobility Global Inc. 2026 Long Term Incentive
Plan (the “Plan”).
Participant’s Name:

Award Type	“Date of Grant”	Number of RSUs	“Vesting Schedule”
RSUs	[●]	[●]	See Section 2 of the attached Terms and Conditions
Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the number of RSUs, with the Vesting Schedule as set forth above.  Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.
[SIGNED ELECTRONICALLY THROUGH E*TRADE]
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Mobility Global Inc.
MOBILITY GLOBAL INC. 2026 LONG TERM INCENTIVE PLAN
Terms and Conditions of RSU Grant
1.GRANT OF RSUs.  The RSUs have been granted to the Participant as an incentive for the Participant to continue to provide services to the Company and its Subsidiaries, and to align the Participant’s interests with those of the Company. Each RSU corresponds to one share of Stock. Each RSU constitutes a contingent and unsecured promise by the
Company to deliver one share of Stock, as set forth in Section 3.
2.VESTING; FORFEITURE.
(a)The RSUs shall vest on the third anniversary of the Date of Grant (the “Normal
Vesting Date”), subject to the Participant’s continuous service with the Company and its Subsidiaries through the earlier of (i) the Normal Vesting Date and (ii) the date of the [●] annual general meeting of the Company’s shareholders.
(b)Notwithstanding the foregoing, (i) upon  a Change in Control, subject to the
Participant’s continuous service with the Company and its Subsidiaries through the consummation of such Change in Control, the RSUs shall immediately vest,
(ii) upon the Participant’s termination of service due to death or Disability, the
RSUs shall immediately vest.
(c)All RSUs that do not vest pursuant to the foregoing clause (a) or (b) shall be immediately forfeited upon the Participant’s termination of service for any reason.
3.SETTLEMENT. Except as otherwise set forth in the Plan, vested RSUs shall (subject to the terms of any applicable deferred compensation plan) be settled on the date that is no later than 60 days following the Normal Vesting Date (or, in the event that the RSUs vest pursuant to Section 2(b), on the date that is no later than 60 days following such applicable vesting date.
4.DIVIDEND EQUIVALENT PAYMENTS. Until the RSUs settle, if the Company pays a dividend on Stock, the Participant will be entitled to a cash payment with the same value
(as determined by the Committee) as the dividend the Participant would have received if the Participant held Stock in respect of the Participant’s RSUs granted hereunder and outstanding immediately prior to the record date of the dividend (a “Dividend
Equivalent”). No such Dividend Equivalents shall be paid to the Participant with respect to any RSUs that are cancelled or forfeited prior to the applicable vesting date. All
Dividend Equivalents shall be paid, if at all, and without interest, at the same time that the underlying RSUs are settled in accordance with Section 3 hereof.
5.NONTRANSFERABILITY. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated, or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless otherwise provided by the
Committee.
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6.TAXES. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of any RSUs granted hereunder.
7.RIGHTS AS STOCKHOLDER.  The Participant will not have any rights as a stockholder in the Stock corresponding to the RSUs.
8.MISCELLANEOUS.
(a)No Right To Continued Service. This Agreement shall not confer upon the
Participant any right to continue in the service of the Company or a Subsidiary or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or a Subsidiary to modify the terms of or terminate the Participant’s service at any time.
(b)No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the
Participant’s participation in the Plan.  The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan or the RSUs.
(c)Cancellation/Clawback. The Participant hereby acknowledges and agrees that the
Participant and the RSUs are subject to the terms and conditions of Section 15(i)
of the Plan (regarding reduction, cancellation, forfeiture or recoupment of Awards upon the occurrence of certain specified events).
(d)Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.
(e)Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 3(c) and 13 Plan, no amendment of the Plan or this Agreement may, without the consent of the Participant, adversely affect the rights of the Participant in a material manner with respect to the RSUs granted pursuant to this Agreement.
(f)Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
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(g)Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Participant concerning the RSUs granted hereunder and supersede all prior agreements and understandings.
(h)Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Participant’s death, acquire any rights hereunder in accordance with this
Agreement or the Plan.
(i)Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of
Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.
(j)Compliance with Section 409A of the Internal Revenue Code. The RSUs are intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant.  The Company reserves the right to modify the terms of this
Agreement, including, without limitation, the payment provisions applicable to the RSUs, to the extent necessary or advisable to comply with Section 409A and reserves the right to make any changes to the RSUs so that the RSUs do not become deferred compensation under Section 409A.
For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A.
Notwithstanding any provision in the Plan or this Agreement to the contrary, if the Participant is a “specified employee” and a payment subject to Section 409A
(and not excepted therefrom) to the Participant is due upon “separation from service”, such payment shall be delayed for a period of six (6) months after the date the Participant “separates from service” (as defined in Section 409A of the
Code) (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable agreement. If the RSUs include a “series of installment payments” (within the meaning of Treas. Reg. § 1.409A-2(b)(2)(iii)), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the RSUs include “dividend equivalents” (within the meaning of Treas. Reg. §
1.409A-3(e)), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the RSUs.
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Notwithstanding any provision of the Plan or this Agreement to the contrary, to the extent that the RSUs granted hereunder are subject to Section 409A, (i) a termination of service shall occur when the Participant experiences a “separation of service” (as defined in Section 409A), (ii) Disability shall mean that the
Participant is disabled as defined in Section 409A and (iii) a Change in Control shall not occur unless it also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the
Company’s assets (in either case, as defined in Section 409A).
Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or an affiliate thereof be liable to the Participant on account of failure of the RSUs to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.